Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1)Registration Statement (Form S-8 No. 333-191765) pertaining to the Marriott Vacations Worldwide Corporation Deferred Compensation Plan,
2)Registration Statement (Form S-8 No. 333-177798) pertaining to the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan,
3)Registration Statement (Form S-8 No. 333-205808) pertaining to the Marriott Vacations Worldwide Corporation Employee Stock Purchase Plan,
4)Registration Statement (Form S-8 No. 333-211037) pertaining to the Marriott Vacations Worldwide Corporation Deferred Compensation Plan,
5)Registration Statement (Form S-8 No. 333-227187) pertaining to the Amended and Restated Interval Leisure Group, Inc. 2013 Stock and Incentive Compensation Plan,
6)Registration Statement (Form S-8 No. 333-239368) pertaining to the Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan,
7)Registration Statement (Form S-3 No. 333-253844) of Marriott Vacations Worldwide Corporation,
8)Registration Statement (Form S-8 No. 333-266734) pertaining to the Marriott Vacations Worldwide Corporation Deferred Compensation Plan, and
9)Registration Statement (Form S-8 No. 333-279656) pertaining to the Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan;
of our reports dated February 28, 2025, with respect to the consolidated financial statements of Marriott Vacations Worldwide Corporation and the effectiveness of internal control over financial reporting of Marriott Vacations Worldwide Corporation included in this Annual Report (Form 10-K) of Marriott Vacations Worldwide Corporation for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Orlando, Florida
February 28, 2025